Exhibit 10.13

PROMISSORY NOTE

U.S.$130,000.00	St. John’s, Antigua
July 1, 2010

Ubixo Limited, a company organized under the laws of Antigua (“Maker”), the principal office of which is located at Global Commerce Centre, Old Parham Road, St John’s Antigua, for value received by the Maker hereby promises to pay to each of the individuals set forth in Schedule 1 attached hereto, or their respective registered assigns (each, a “Holder”), the sum set forth opposite such Holder’s name on Schedule 1 attached hereto, as set forth below, from the Net Proceeds resulting from activities relater the Maker’s monetization of its ‘474 Patent (“Maturity Event”). Maker will pursue all reasonable avenues to monetize the ‘474 Patent, including actions for patent infringement, and will seek to recover any and all damages for infringement by others of the ‘474 Patent. Such monetizing efforts also will include but are not limited to seeking licenses, and if it makes business sense, a total or partial sale of the ‘474 Patent. Collectively, all such monetizing efforts shall be referred to herein as the prosecution of the “Claim.” Maker agrees to pay, on a preferred basis but subordinate to a similar note between the Maker and ICA Trust #2, the holder from its share of the Net Proceeds collected from the prosecution of the Claim and will issue written instruction, the form of which is in Schedule 2, to the Maker’s lawyers Friedman, Suder & Cooke, Tindall Square Warehouse No. 1, 604 E. 4th Street, Suite 200, Fort Worth, TX 76102 (“Suder”) instructing Suder to pay the Holder directly, in a priority over the Maker, from the Net Proceeds until such a time as the sum set on Schedule 1 is repaid in full. Net Proceeds shall mean the gross amounts received from the prosecution of the Claim, less the payment of attorneys’ fees, reasonable and necessary Claim-related expenses, including expert witness fees for any experts selected by Maker, and court costs incurred in the prosecution of the Claim.

Initially capitalized terms herein which are not otherwise defined shall have the meaning ascribed to said terms in the Stock Purchase Agreement and Security Agreement, as applicable. Except as otherwise set forth herein, payment for all amounts due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Payment. Payment shall be made in accordance with the following provisions:

1.1 The Note shall bear no interest. In lieu of interest, however, the Maker agrees to issue the Holder 26,000 shares of the Maker’s common stock.

2. Events of Default. If any of the events specified in this Section 2 shall occur (herein individually referred to as an “Event of Default”), Maker agrees to give the Holder prompt written notice of such event. The Holder shall have the optional right to declare the amount of the total unpaid balance hereto to be due and forthwith payable in advance of the Maturity Event of any sum due or installment, as fixed herein, upon the occurrence of any of the events set forth in this Section 2. Forbearance to exercise this option with respect to any failure or breach of the undersigned shall not constitute a waiver of the rights to any continuing failure or breach or any subsequent failure or breach. Exercise of this option shall be without notice to the undersigned, notice of such exercise being hereby expressly waived. The following shall be considered Events of Default:

2.1 Any breach by Maker of any material representation, warranty or covenant in this Note, that, in the event of any such breach, such breach shall not have been cured by Maker, as the case may be, within ten (10) days after the earlier to occur of (a) written notice to Maker of such breach, and (b) Maker’s knowledge of such breach; or

2.2 The institution by Maker of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or other similar law of any Governmental Authority, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Maker, or of any substantial part of their respective property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by Maker in furtherance of any such action; or

2.3 If, within thirty (30) days after the commencement of an action against Maker seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Maker, as the case may be, or all orders or proceedings thereunder affecting the operations or the business of Maker, as the case may be, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of Maker, as the case may be, of any trustee, receiver or liquidator of Maker or of all or any substantial part of the respective properties of Maker, such appointment shall not have been vacated;

2.4 Any merger or change in control of the Maker;

2.5 Any declared default of Maker under any other indebtedness that gives the holder thereof the right to accelerate such indebtedness.

3. Prepayment. This Note may be prepaid in whole or in part at any time without penalty or premium. If this Note provides for installment payments of principal, prepayment of principal payments shall apply in the inverse order such installment payments are due, applying first to the last principal installment payment due hereunder. Permitted partial prepayments shall not affect or vary the duty of the undersigned to pay all obligations when due and they shall not affect or impair the right of the Holder to pursue all remedies available to it hereunder under this Note or under any Transaction Documents.

4. Assignment. The rights and obligations of the Maker and the Holder under this Note shall be binding upon and benefit the successors and assigns of the parties. This Note may not be assigned or transferred by the parties except in accordance with the terms hereof.

5. Amendment. Any provision of this Note may be amended or modified upon the written consent of the Maker and the Holder.

6. Notices. All notices, requests, consents and other communications under this Note shall be in writing and shall be deemed delivered (i) upon delivery when delivered personally, (ii) upon receipt if by facsimile transmission (with confirmation of receipt thereof), or (iii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to Maker:

Ubixo Limited
P.O. Box 1348
St. John’s Antigua, WI
Attention: Darren Rennick, President
Facsimile: (268) 460-8982
If to Holder:

Allied Provident Insurance Inc.
CGI Tower, 2nd Floor, Warren, St, Michael
BB22026, Barbados
FAX: (246) 421-8547

Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

7. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Maker or any other matters or any rights whatsoever as a stockholder of Maker; and no dividends shall be payable or accrued in respect of this Note or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

8. Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of Maker and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 8 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Maker and the Holder entered into in connection with this Note.

9. Collection Costs. The Maker shall pay the Holder all costs it may incur in connection with the collection of amounts due under this Note, including but not limited to attorneys’ fees, whether incurred prior to the filing of a legal action, during arbitration, during enforcement, or in bankruptcy.

10. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of Antigua and Barbuda (without reference to the conflicts of law provisions thereof). By execution and delivery of this Note, each of the parties submits to the exclusive jurisdiction, including both personal and subject matter jurisdiction, of Antigua and Barbuda as the exclusive and proper forum in which to adjudicate any case or controversy arising hereunder. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law.

11. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

12. Waiver. Maker hereby waives demand, notice, presentment, protest and notice of dishonor.

IN WITNESS WHEREOF, Maker has caused this Note to be issued this 1st day of July, 2010.

Ubixo Limited

By:	/s/ Darren Rennick
Name: Darren Rennick
Title: President

SCHEDULE 1

Name and Address of Holder	Principal Amount Owned
Allied Provident Insurance Inc.	$130,000.00

SCHEDULE 2

Ubixo Limited

P.O. Box 1348

St. John’s Antigua, WI

Facsimile: (268) 460-8982

Jon Suder

Friendman, Suder & Cooke, Tindall Square Warehouse

No. 1, 604 E. 4th Street, Suite 200

Fort Worth, TX 76102

May     , 2010

Dear Mr. Suder,

Pursuant to the attached Promissory Note between Ubixo Limited and ● please accept this letter as instruction to forward to ● any net proceeds resulting from ‘474 related activity, up to a total of $130,000.00, that otherwise would have been distributed to Ubixo Limited. ‘474 distributions direct to Ubixo can resume after the $130,000.00 owed by Ubixo to ● has been repaid in full. This obligation is subordinate to a similar arrangement between Ubixo and ICA Trust #2.

Sincerely,

Darren Rennick

Ubixo Limited